CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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We hereby consent to the use in the Registration Statement of our report dated July 23, 1996, relating to the financial statements of Jyra Research Inc., and to the reference to our firm under the caption "Experts" in the Prospectus.

                    Faw, Casson & Co. LLP

Dover, Delaware
December 23, 1996
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